RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. REPORTS PRELIMINARY

FIRST QUARTER 2023 REVENUE AND OPERATING INCOME

Pennsauken, NJ – April 28, 2023 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care, and information technology services, today announced certain preliminary financial results for the thirteen weeks ended April 1, 2023.

RCM Technologies reported preliminary revenue of $67.1 million and preliminary operating income of $5.7 million for the thirteen weeks ended April 1, 2023. RCM’s preliminary operating income includes a discreet gain on sale of assets of $0.4 million.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in delivering these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM's offices are located in major metropolitan centers throughout North America and Serbia. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to the Company’s preliminary operating results for the thirteen weeks ended April 1, 2023. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.